EXHIBIT 99.1
The CATO Corporation

NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

John Howe

EVP,

Chief Financial Officer

704-551-7315
THE CATO CORPORATION

ANNOUNCES CFO TRANSITION PLANS
John Howe to Retire; Chuck Knight to Become CFO
Charlotte, NC (January 4, 2022) – The Cato Corporation (NYSE: CATO) announced today that John R. Howe, its Executive Vice President and Chief Financial Officer and the Company’s principal financial officer, plans to retire from these roles effective January 17, 2022 following 35 years of service with the Company.

Mr. Howe
will remain employed with the Company through May

1, 2022 to assist with the transition.

Chuck Knight will succeed Mr. Howe as Executive Vice President and Chief Financial Officer effective January
17, 2022.

Mr. Knight joins the Company following previous service with The Vitamin Shoppe, first as Senior
Vice President, Chief Accounting Officer, and then as Executive Vice President, Chief Financial Officer.

Prior
to that, Mr. Knight served as Senior Vice President, Corporate Controller for Toys “R” Us.
“I’d like to sincerely thank John Howe for his many contributions to Cato over the last 35 years, including the
last 13 as CFO and in numerous positions with our finance team during his career with the Company.

His
steady hand and effective leadership have enabled the Company to soundly finance its operations and growth
over the years,” said John P.D. Cato, Chairman, President and Chief Executive Officer.

“He has been a true
partner to me, and we wish John well in his retirement,” Mr. Cato added.
“We are excited to welcome Chuck Knight to the Cato executive leadership team,” said Mr. Cato.

“We believe
the extensive experience that Chuck brings to Cato will make him a valuable asset to the organization.”

The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating
three concepts,

"Cato," "Versona" and "It's Fashion."

The Company's Cato stores offer exclusive merchandise
with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers
exclusive merchandise found in its Cato stores at www.catofashions.com
.

Versona is a unique fashion

destination offering apparel and accessories including jewelry, handbags and shoes at exceptional prices every day.

Select Versona merchandise can also be found at
www.shopversona.com
.

It's Fashion offers
fashion with a focus on the latest trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief, expectation or intention, as well as those that are not a
historical fact, are considered "forward-looking" within the meaning of

The Private Securities Litigation Reform
Act of 1995.

Such forward-looking statements are based on current expectations that are subject to known
and unknown risks, uncertainties and other factors that could cause actual results to differ materially from
those contemplated by the forward-looking statements.

Such factors include, but are not limited to, any actual
or perceived deterioration in the conditions that drive consumer confidence and spending, including, but not
limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of
unemployment, fuel, energy and food costs, wage rates, tax rates,

interest rates, home values, consumer net
worth and the availability of credit; changes in laws, regulations or government policies affecting our business
including but not limited to tariffs; uncertainties regarding the impact of any governmental actions regarding, or
responses to, to the foregoing conditions; competitive factors and pricing pressures; our ability to predict and
respond to rapidly changing fashion trends and consumer demands;

our ability to successfully implement our
new store development strategy to increase new store openings and the

ability of any such new stores to grow
and perform as expected; adverse weather, public health threats (including the global coronavirus

(COVID-19)
pandemic) or similar conditions that may affect our sales or operations;

inventory risks due to shifts in market
demand, including the ability to liquidate excess inventory at anticipated margins; and other factors discussed
under "Risk Factors" in Part I, Item 1A

of the Company's most recently filed annual report on Form

10-K and in
other reports the Company files with or furnishes to the SEC from time to time.

The Company does not
undertake to publicly update or revise the forward-looking statements even if experience or future changes
make it clear that the projected results expressed or implied therein will not be realized. The Company is not
responsible for any changes made to this press release by

wire or Internet services.
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